PROMISSORY NOTE

This Promissory Note Agreement, dated as of February 4, 2014, (this "AGREEMENT") is entered into by and among Gaming Entertainment International, Inc., a Nevada corporation, (“GEI") and Walley Communications Consulting, Inc., a Mississippi corporation and its sole shareholder. The parties, intending to be legally bound, hereby agree as follows:

1. ISSUANCE OF PROMISSORY NOTE. WCC agrees to accept this note as adequate monetary compensation in accordance with the Stock Purchase Agreement dated February 4, 2014. This Note amount is for $25,000.00, pursuant to the terms of said referenced Stock Purchase Agreement. The promissory note bears 0% interest and has a maturity date of February 4, 2016. GEI has the option to pay the note in full at any time. If the note is not paid in full by the maturity date, interest of 12% per annum will apply as of the maturity date.

2. REPRESENTATIONS AND WARRANTIES OF GEI. GEI hereby represents and warrants to WCC that, the statements contained in the following paragraphs of this Section 3 are all true and correct as of the Closing Date:

(a) ORGANIZATION AND STANDING: ARTICLES AND BYLAWS. GEI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted.

(b) CORPORATE POWER. GEI has all requisite legal and corporate power to enter into, execute and deliver this Agreement, the Note and Assurances. This Agreement, and upon issuance, the Note and Assurances will be valid and binding obligations of GEI, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

3. AUTHORIZATION.

(a) CORPORATE ACTION. All corporate and legal action on the part of GEI, its officers, directors and shareholders necessary for the execution and delivery of this Agreement, the Note and Assurances, the sale and issuance of the Notes, the Assurances and the shares issuable upon conversion of the Note and exercise of the Assurance and the performance of GEI's obligations hereunder and under the Note and Assurances have been taken.

(b) GOVERNMENT CONSENT, ETC. No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or other governmental authority on the part of GEI is required in connection with the valid execution and delivery of this Agreement, the Note, Assurances or the offer, sale or issuance of the Securities, other than, (i) if required, filings or qualifications under the Nevada Corporate Securities Law. If required, will be timely filed or obtained by GEI; and (ii) the filings with the FTC and DOJ described in Section 2 of this Agreement.

4. REPRESENTATIONS AND WARRANTIES BY WCC. WCC represents and warrants to GEI as of the Closing Date as follows:

(a) INVESTMENT INTENT: AUTHORITY. This Agreement is made with WCC in reliance upon WCC's representation to GEI, evidenced by WCC's execution of this Agreement, that WCC is acquiring the Note and Assurances for WCC's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, (the "SECURITIES ACT") or Nevada Law. WCC has the full right, power, authority and capacity to enter into and perform this Agreement and the Agreement will constitute a valid and binding obligation upon WCC, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

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(b) KNOWLEDGE AND EXPERIENCE. WCC (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks; (ii) has the ability to bear the economic risks of WCC's prospective investment; (iii) has had all questions which have been asked by WCC satisfactorily answered by GEI.

5. MISCELLANEOUS.

(a) WAIVERS AND AMENDMENTS. Any provision of this Agreement may be amended, waived or modified upon the written consent of GEI and WCC.

(b) GOVERNING LAW. This Agreement, the Note, Assurances and all actions arising out of or in connection with this Agreement, the Note and Assurances shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state. The parties acknowledge and agree that the exclusive venue and jurisdiction of any dispute arising out of this Agreement shall be a federal or state court located in the County of Clark, Nevada.

(c) ENTIRE AGREEMENT. This Agreement together with the exhibits attached hereto constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

(d) SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(e) NOTICES, ETC. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt if personally delivered, (ii) three (3) days after being mailed by registered or certified mail, postage prepaid, or (iii) one day after being sent by recognized overnight courier or by facsimile, if to GEI, at c/o GEI at 11700 W. Charleston Blvd Suite 170, Las Vegas, Nevada 89135, or at such other address or number as GEI shall have furnished to WCC in writing.

(f) VALIDITY. If any provision of this Agreement, the Note shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g) COUNTERPARTS. This Agreement may be executed in any number of each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

(h) ASSIGNMENT. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

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GEI:	WCC:
By: /s/ Sylvain Desrosiers Sylvain Desrosiers Chairman of the Board of Directors	By: /s/ Marcus A. Walley Marcus A. Walley President
Date: February 4, 2014	Date:February 4, 2014

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